Exhibit 24(f)

February 20, 1996


W. L. Westbrook and Wayne Boston


Dear Sirs:

         Savannah Electric and Power Company proposes to file with the Securities and Exchange Commission, under the Securities Exchange Act of 1934,
(1) its Annual Report on Form 10-K for the year ended December 31, 1995, and (2) its quarterly reports on Form 10-Q during 1996.

         Savannah Electric and Power Company and the undersigned directors and officers of said Company, individually as a director and/or as an officer of the Company, hereby make, constitute and appoint W. L. Westbrook and Wayne Boston our true and lawful Attorneys for each of us and in each of our names, places and steads to sign and cause to be filed with the Securities and Exchange Commission in connection with the foregoing said Annual Report on Form 10-K, quarterly reports on Form 10-Q, and any appropriate amendment or amendments thereto and any necessary exhibits.

                                           Yours very truly,

                                           SAVANNAH ELECTRIC AND POWER COMPANY



                                           By /s/Arthur M. Gignilliat, Jr.
                                                 Arthur M. Gignilliat, Jr.
                                              President and Chief Executive
                                                        Officer


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                                      - 2 -




/s/Helen Q. Artley                                /s/Arnold M. Tenenbaum
   Helen Q. Artley                                   Arnold M. Tenenbaum



/s/Paul J. DeNicola                               /s/Frederick F. Williams, Jr.
   Paul J. DeNicola                                  Frederick F. Williams, Jr.



/s/Brian R. Foster                                /s/K. R. Willis
   Brian R. Foster                                   K. R. Willis



/s/Arthur M. Gignilliat, Jr.                      /s/Nancy E. Frankenhauser
   Arthur M. Gignilliat, Jr.                         Nancy E. Frankenhauser



/s/Walter D. Gnann                                /s/Lavonne K. Calandra
   Walter D. Gnann                                   Lavonne K. Calandra



/s/Robert B. Miller, III
   Robert B. Miller, III

Extract from minutes of meeting of the board of directors of Savannah Electric and Power Company.

                               - - - - - - - - - -

                  RESOLVED: That for the purpose of signing statements required to be filed by the Company under the Securities Exchange Act of 1934 to be filed with the Securities and Exchange Commission including (a) the filing of this Company's Annual Report on Form 10-K for the year ended December 31, 1995, and (b) quarterly reports on Form 10-Q during calendar year 1996; and of remedying any deficiencies with respect thereto by appropriate amendment or amendments, this Company and the members of its Board of Directors, and its officers, be and they are hereby authorized to give their several powers of attorney to W. L. Westbrook and Wayne Boston for the purposes set out above.

                               - - - - - - - - - -

                  The undersigned officer of Savannah Electric and Power Company does hereby certify that the foregoing is a true and correct copy of resolution duly and regularly adopted at a meeting of the board of directors of Savannah Electric and Power Company, duly held on February 20, 1996, at which a quorum was in attendance and voting throughout, and that said resolution has not since been rescinded but is still in full force and effect.


Dated  March 22, 1996                       SAVANNAH ELECTRIC AND POWER COMPANY


                                            By /s/ Wayne Boston
                                                   Wayne Boston
                                                Assistant Secretary